Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-60402 on Form S-8 of our report dated June 28, 2010 appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the years ended December 31, 2009 and 2008.

/s/ Clifton Gunderson LLP

Peoria, Illinois

June 28, 2010